Earnings Call July 22, 2021 Second Quarter 2021 Financial Review

2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” "create" and other similar words and expressions of the future. Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including as of and for the three and six month periods ended June 30, 2021 and 2020, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2021, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non- GAAP financial measures, such as "pre-provision net revenue (PPNR)", “Core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income (loss)”, “core net income (loss) per share (basic and diluted)”, “core return on assets (ROA)”, “core return on equity (ROE)”, and “core efficiency ratio”. This supplemental information is not required by, or are not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and have continued into 2021, including the effect of non-core banking activities such as the sale of loans and securities, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Important Notices and Disclaimers

3 • All capital ratios are above "well capitalized" levels • As of June 30, 2021, approximately $8.4 million Class B common stock were repurchased, representing 502,232 shares at a weighted average price of $16.47 Performance Highlights 2Q21 Capital Business • Net income attributable to the company of $16.0 million in 2Q21, up 10.4% compared to 1Q21 • Diluted earnings per share was $0.42 for 2Q21, compared to $0.38 in 1Q21 • Total loans were $5.6 billion compared to $5.8 billion in 1Q21 (2Q21 reflects $155 million from PPP sale and forgiveness) • Total deposits were $5.7 billion, relatively flat compared to 1Q21 • Core deposits were $4.0 billion, up $245.9 million compared to 1Q21. This includes noninterest bearing deposits of $1.07 billion compared to $0.98 billion as of 1Q21 • Average cost of total deposits decreased to 0.52% in 2Q21 from 0.60% in 1Q21 • AUMs totaled $2.1 billion, up $113.6 million, or 5.6%, from 1Q21 Earnings

4Core PPNR(1) - 2Q21 CORE PPNR (1) was $16.9 million, an increase of 7.4% compared to 1Q21 (1) Non-GAAP (2) In the second quarter of 2021, includes expenses in connection with the departure of our Chief Operating Officer and other actions. (( 2Q21 1Q21 Net income $ 15,962 $ 14,459 Plus: (reversal of) provision for loan losses (5,000) — Plus: provision for income tax expense 4,435 3,648 Pre-provision net revenue (1) $ 15,397 $ 18,107 Plus: restructuring costs (2) 4,164 240 Less: non-routine noninterest income items (2,627) (2,582) Core pre-provision net revenue (1) $ 16,934 $ 15,765

5Key Actions - 2Q21 Several key actions of note, among others: – Recorded $3.8 million gain on the sale of $95.1 million of PPP loans – Reduced Allowance for Loan Losses by $5.0 million on improved macro-economic conditions and credit indicators in our markets – Launched operations at Amerant Mortgage after acquisition of license to operate nationally – Modified rate on $285 million of FHLB advances and paid off an additional $235 million, representing $3.6 million in annualized savings – Continued strategic repricing of customer time deposits further lowering cost of funding by approximately 3 bps, which translates into annualized savings of approximately $1.45 million – Outsourced internal audit function with expected savings of $1.0 million annually starting in 2022 – Recorded $0.8 million in charges related to closing New York City loan production office ("NYC LPO") – Executed workforce reductions based on spans and layers review and closing of New York LPO, while making select additions in business development, primarily in Amerant Mortgage – Launched process improvement initiative with well-known third party to improve customer experience and drive additional efficiency

6 70.7% 77.8% 1Q21 2Q21 17.2% 18.8% 1Q21 2Q21 12.9% 12.9% 1Q21 2Q21 2.66% 2.81% 1Q21 2Q21 Focused on Key Performance Metrics Robust Deposit Base Robust Capital Position Higher Operating Profitability Rationalizing Cost Structure (1) Calculated based upon the average daily balance of total assets. (2) Calculated based upon the average daily balance of stockholders' equity. 1.93% 1.86% 1Q21 2Q21 Strong Credit Coverage 0.76% 0.83% 1Q21 2Q21 Improved Profitability 7.47% 8.11% 1Q21 2Q21 NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ALL / Total LoansROA (1) ROE (2) • Higher efficiency ratio in 2Q21 compared to 1Q21 includes effect of higher restructuring expenses and prepayment costs of FHLB advances

7 88.1% 11.9% U.S. Gov't sponsored enterprises 45.5% U.S. Gov't agency 23.8% Municipals 0.2% Corporate debt 30.2% US treasury 0.2% $1,519.8 $1,190.2 $1,194.1 $65.6 $104.7 $93.3 $24.4 $24.0 $24.0 2.38% 2.15% 2.14% 2Q20 1Q21 2Q21 0 500 1,000 1,500 84.8% 15.2% • Effective duration decreased vs. 1Q21 due to higher expected prepayments driven by the decline in long term rates during 2Q21 Investment Portfolio Balances and Yields (1) Available for Sale (AFS) Held to Maturity (HTM) Highlights Fixed vs. Floating Jun. 2020 (2) Jun. 2021 Floating rate Fixed rate Available for Sale Securities by Type June 30, 2021 2.6 yrs Effective Duration ($ in millions) Marketable Equity Securities (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or float). The Company revised its classification of securities by rate type in 3Q20. Prior year information has been revised for comparative purposes, resulting in a change from 16.9% (floating) and 83.1% (fixed) as previously reported in 2Q20 Yield 3.0 yrs Effective Duration

8 50.2% 50.4% 48.6% 48.5% 48.5% 21.5% 20.5% 20.1% 19.5% 18.1% 16.0% 15.8% 16.2% 16.3% 16.8% 10.1% 10.1% 10.9% 10.9% 11.0% 2.2% 3.2% 4.2% 4.8% 5.5% 3.77% 3.64% 3.76% 3.77% 3.89% 2Q20 3Q20 4Q20 1Q21 2Q21 66.3% 66.5% 66.2% 66.1% 65.5% 17.8% 17.9% 17.8% 18.0% 18.4% 12.9% 12.6% 12.9% 12.9% 13.1% 3.0% 3.0% 3.1% 3.0% 3.0% 2Q20 3Q20 4Q20 1Q21 2Q21 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Portfolio Highlights Loan Composition Geographic Mix (Domestic) • Lower loan balances resulting from high level of prepayments in both CRE and C&I, including forgiveness and sale of PPP loans • PPP loans outstanding at 2Q21 were $23.6 million, or 0.4% of total loans, compared to $164.8 million, or 2.9% of total loans as of 1Q21 • Processed $59.9 million of forgiveness applications and sold $95.1 million of PPP loans during 2Q21 • Consumer loans include $62 million in higher-yielding indirect U.S. consumer loans purchased during 2Q21 Florida Texas New York Average Loan Yield Other (1) (1) Includes international loans, loans held for sale and certain loans based on country of risk.

9

Credit Quality

Non-Performing Assets [1] / Total Assets


0.95%
1.08%
1.13%
1.16%
1.61%
2Q20
3Q20
4Q20
1Q21
2Q21

Allowance for Loan Losses / Total NPL


1.6x
1.4x
1.3x
1.2x
0.9x
2Q20
3Q20
4Q20
1Q21
2Q21

Allowance for Loan Losses

($ in millions)


$119.7
$116.8
$110.9
$110.9
$104.2
2.04%
1.97%
1.90%
1.93%
1.86%
2Q20
3Q20
4Q20
1Q21
2Q21
Allowance for Loan Losses
ALL as a % of Total Loans

Net Charge-Offs / Average Total Loans [2]


0.13%
1.41%
0.40%
—%
0.12%
2Q20
3Q20
4Q20
1Q21
2Q21

- Credit quality remains sound and reserve coverage is strong; released $5.0 million from the allowance for loan losses in 2Q21
- The quarter-over-quarter increase in NPA to total assets primarily driven by the downgrade of three CRE loans in NY totaling $40.0 million and lower total assets
- The majority of NPLs have recent independent third-party collateral valuations supporting current ALL levels. No additional loan loss reserves were deemed necessary as a result of these valuations. Covid-related LLP was $14.8 million as of 2Q21

[1] Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered TDRs, and OREO properties acquired through or in lieu of foreclosure.
[2] Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for loan losses. During the third quarter of 2020, the Company charged off $19.3 million against the allowance for loan losses as result of the deterioration of one commercial loan relationship.

10 $6,024 $5,878 $5,732 $5,678 $5,674 $2,634 $2,686 $2,679 $2,759 $2,835 $1,846 $1,767 $1,547 $1,388 $1,243 $588 $508 $634 $553 $531 $956 $917 $872 $978 $1,066 0.95% 0.82% 0.69% 0.60% 0.52% 2Q20 3Q20 4Q20 1Q21 2Q21 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $3,031 $2,635 $2,529 $2,534 2018 2019 2020 2Q21 $3,001 $3,122 $3,203 $3,140 2018 2019 2020 2Q21 ~2% CAGR Domestic Deposits ($ in millions) ~7% Compound Annual Decline Rate Deposit Highlights Deposit Composition 55% International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) 45% (1) 2Q21, 1Q21, 4Q20 and 3Q20 include brokered transaction deposits of $141 million, $58 million, $140 million and $22 million, respectively, and brokered time deposits of $390 million, $494 million, $494 million and $487 million, respectively. 2Q20 includes only brokered time deposits. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits

11 $46.3 $45.4 $48.7 $47.6 $50.0 2.44% 2.39% 2.61% 2.66% 2.81% Net Interest Income NIM 2Q20 3Q20 4Q20 1Q21 2Q21 0 10 20 30 40 50 60 NII increased in 2Q21 primarily due to: • Higher average loan yields • Lower overall cost of customer deposits • Reduced customer and brokered CD volumes • Lower cost and volumes on FHLB Advances – Repaid $235 million – Modified rate on $285 million fixed-rate advances NII offset in 2Q21 primarily by: • Lower average loan volumes due to higher prepayments and lower loan production Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Commentary ($ in millions, except for percentages)

12 $19.8 $20.3 $11.5 $14.2 $15.7 $3.4 $3.9 $4.2 $4.1 $4.3 $4.3 $4.3 $4.2 $4.6 $4.4 $7.7 $8.6 $1.0 $2.6 $1.3 $4.4 $3.5 $2.1 $2.9 $5.7 2Q20 3Q20 4Q20 1Q21 2Q21 0 2 4 6 8 10 12 14 16 18 20 22 7% 93% 10% 90% Noninterest Income Mix Noninterest Income Mix Commentary • Other noninterest income in 2Q21 includes $3.8 million gain on the sale of $95.1 million of PPP loans and $1.3 million in derivative income • 2Q21 Offsets: $2.5 million net loss on early extinguishment of FHLB advances and $1.2 million decrease in gains on sale of securities compared to the previous quarter Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $2.1B Domestic International 2Q212Q20 $1.7B ($ in millions) Securities gains, net

13 Increase in noninterest expense in 2Q21 primarily due to: • Higher salaries and employee benefits due to increased severance costs • Higher recruitment fees and addition of 49 new FTEs, primarily for business lines including Amerant Mortgage • Increased advertising expenses (primarily HELOC Campaign) $36.7 $45.5 $51.6 $43.6 $51.1 $21.6 $28.3 $32.3 $26.4 $30.8$15.1 $17.2 $19.3 $17.2 $20.3 825 807 713 731 719 2Q20 3Q20 4Q20 1Q21 2Q21 10 20 30 40 50 60 Noninterest Expense Noninterest Expense Mix Commentary Other operating expenses Salaries and employee benefits FTE ($ in millions, except for FTEs) FTEs by company 2Q20 3Q20 4Q20 1Q21 2Q21 Amerant Bank and other subisdiaries 825 807 709 721 681 Amerant Mortgage — — 4 10 38 TOTAL 825 807 713 731 719

14 $203 $205 $208 $211 $213 -50 bps -25 bps BASE +25 bps +50 bps 160 180 200 (As of June 30, 2021) Fixed 52% Adjustable 48% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve Loan Portfolio & Repricing Detail Impact on NII from Interest Rate Change (1) Net Interest Income Change from base <1 year 55% 1-3 years 9% 4-5 years 10% 5+ years 26% -2.5% -1.5% 0.0% 2.4%1.6% ($ in M ill io ns ) (As of June 30, 2021) Swap 4% Fixed 52% UST 1% Libor 36% Prime 7%

15Initiatives Update • “Deposits First” • Brand Awareness • Rationalization of Lines of Business & Geographies • Path to 60% Efficiency Ratio • Capital Structure Optimization • ESG Focused on increasing profitability and shareholder value

Supplemental Loan Portfolio Information

17Deferrals & Forbearance due to COVID-19 • 4 customers remaining totaling $54MM or 1.0% of total loans vs. 21.4% at 6/5/20 peak • All in CRE NY: 2 CRE retail $41MM, 1 CRE office with ground floor retail $8MM and 1 multifamily $5MM • Decrease compared to Q1 2021 due to 2 CRE multifamily $7.1MM, forbearance expired and payment resumed as scheduled • All requests are secured with RE collateral (Wavg. LTV 83%) • Have received 98.9% of payments due for loans that have resumed their regular payments Relief Requests Summary Continue to monitor credit quality and effectively reduce loans under deferral and/or forbearance CRE requests as % of their respective portfolio:

18

Loan portfolio by industry

(Jun 30, 2021) ($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans	Unfunded Commitments[8]
Financial Sector [1]	$ 5	$ 58	$ 63	1.1 %	$ 10
Construction and Real Estate & Leasing:					
Commercial real estate loans	2,719	—	2,719	48.6 %	190
Other real estate related services and equipment leasing [2]	56	54	110	2.0 %	23
Total construction and real estate & leasing	**2,775**	**54**	**2,829**	**50.6 %**	**213**
Manufacturing:					
Foodstuffs, Apparel	73	29	102	1.8 %	5
Metals, Computer, Transportation and Other	16	112	128	2.3 %	25
Chemicals, Oil, Plastics, Cement and Wood/Paper	24	25	49	0.9 %	5
Total Manufacturing	**113**	**166**	**279**	**5.0 %**	**35**
Wholesale [3]	166	402	568	10.2 %	121
Retail Trade [4]	259	99	358	6.4 %	51
Services:					
Communication, Transportation, Health and Other [5]	257	100	357	6.4 %	38
Accommodation, Restaurants, Entertainment and other services [6]	81	63	144	2.6 %	26
Electricity, Gas, Water, Supply and Sewage Services	6	13	19	0.4 %	6
Total Services	**344**	**176**	**520**	**9.4 %**	**70**
Primary Products:					
Agriculture, Livestock, Fishing and Forestry	—	1	1	— %	—
Mining	—	6	6	0.1 %	1
Total Primary Products	**—**	**7**	**7**	**0.1 %**	**1**
Other Loans [7]	617	342	959	17.2 %	221
Total Loans	**$ 4,279**	**$ 1,304**	**$ 5,583**	**100.0 %**	**$ 721**

(1) Consists mainly of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 43%
(4) Gasoline stations represented approximately 63%
(5) Healthcare represented approximately 64%
(6) Other repair and maintenance services represented 61%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio
(8) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers to provide additional collateral to access the full amount of the commitment

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 10.2% of total loans
- 77% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare, Repair and Maintenance

19Industries with escalated monitoring Travel, Entertainment and Dining Very limited exposure: • Arts, Entertainment and Recreation $10 MM (0.2% of total loans) - $8 MM Bowling • Restaurants $42 MM (0.7% of total loans) - 46% Limited- service, 20% Full-service, 35% Other • Aviation $33 MM (0.6% of total loans) - mainly service and repair Highlights (1) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers to provide additional collateral to access the full amount of the commitment ($ in millions) Real Estate Non-Real Estate Total % Total Loans Unfunded Commitments(1) Arts, Entertainment, and Recreation 9 1 10 0.2% — Limited-Service Restaurants 10 10 20 0.3% 22 Full-Service Restaurants 9 3 12 0.2% — Other Food services 5 5 10 0.2% 1 Total Restaurants 24 18 42 0.7% 23 Total Aviation 1 32 33 0.6% — Total Loans $ 34 $ 51 $ 85 1.5% 23 (Jun 30, 2021)

20Industries with escalated monitoring Commercial Real Estate (CRE) CRE Type FL TX NY Other Total % Total CRE % Total Loans Income Producing (1) Land and Construction Retail $ 603 $ 192 $ 282 $ — $ 1,077 39.6% 19.3% $ 1,069 $ 8 Multifamily 277 294 295 — 866 31.9% 15.5% 658 208 Office 295 16 58 — 369 13.6% 6.6% 369 — Hotels 210 — 76 — 286 10.5% 5.1% 182 103 Industrial 30 37 15 — 82 3.1% 1.5% 79 4 Land 37 — — — 37 1.3% 0.7% — 37 Total CRE $ 1,452 $ 539 $ 726 $ — $ 2,717 100.0% 48.7% $ 2,357 $ 360 • Conservative weighted average LTV 60% and DSC 1.4x • Strong sponsorship profile: 41% to top tier customers (multifamily 49%, retail 38%, office 38%, hotel 48%) • No significant tenant concentration in CRE retail loan portfolio, where the top 15 tenants represent 47% of the total. Major tenants include recognized national pharmacy, food and clothing retailers and banks (1) Income producing properties include non-owner occupied and multi-family residential loans Highlights (Jun 30, 2021) ($ in millions, except %)

21Industries with escalated monitoring CRE Hotels (As of 06/30/2021) • CRE Hotel portfolio is limited to 26 properties, majority of which are in popular travel destinations such as Miami Beach (#9 / $106 MM) and New York (#2 / $76 MM) • Three hotel construction loans to borrowers who are experienced hotel operators within their markets with significant equity and resources as well as previous construction track record with the Bank. To date, hotel construction projects continue on budget and without significant delays • Hotel with LTV above 80% mainly consist of 1 hotel in Miami Beach for which LTV is based on hotel operation only and does not include additional condo rental pool component that provides additional source of repayment • None of the hotel loans are under forbearance Highlights Full Service 38% Limited Service 36% Boutique 26% Hotels 11% 38% 36% 4% 11% 0% 10% 20% 30% 40% 50% 50% or less 50-60% 60-70% 70-80% 80% or more Hotels - LTV Total: $286 million Loan Portfolio Percentage: 5.1%

22 11% 25% 40% 18% 6% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% Industries with escalated monitoring CRE Retail (As of 06/30/2021) • Florida and Texas are focused on neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York is focused on high traffic retail corridors with proximity to public transportation services • Single-tenant vacant consist of two classified loans located in the New York-Midtown submarket with updated appraisals performed in Q2 2021 Highlights CRE Retail (1) Retail - LTV Food and Health Retail39% Clothing 33% Education 9% Groceries 4% Vacant 15% CRE Retail - Single Tenant (1) (1) CRE retail loans above $5 million Total: $1.1 billion Loan Portfolio Percentage: 19.3% Total: $193 million Loan Portfolio Percentage: 3.5% Neighborhood Center 19% Single Tenant 24% Strip/Convenience 29% Community Center14% Theme/Festival Center 14%

Appendices

Appendix 1

24

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) loan losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities, and other non-recurring actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended, June 30, 2021	Three Months Ended, March 31, 2021	Three Months Ended, June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income (loss) attributable to Amerant Bancorp Inc.	$ 15,962	$ 14,459	$ (15,279)	$ 30,421	$ (11,897)
Plus: (reversal of) provision for loan losses	(5,000)	—	48,620	(5,000)	
Plus: provision for income tax expense (benefit)	4,435	3,648	(4,005)	8,083	(3,115)
Pre-provision net revenue	15,397	18,107	29,336	33,504	55,608
Plus: restructuring costs before income tax effect	4,164	240	1,318	4,404	1,672
Less: non-routine noninterest income items	(2,627)	(2,582)	(7,671)	(5,209)	(17,284)
Core pre-provision net revenue	$ 16,934	$ 15,765	$ 22,983	$ 32,699	$ 39,996
Total noninterest income	$ 15,734	$ 14,163	$ 19,753	$ 29,897	$ 41,663
Less: Non-routine noninterest income items:					
Securities gains, net	1,329	2,582	7,737	3,911	17,357
Loss on early extinguishment of FHLB advances, net	(2,488)	—	(66)	(2,488)	(73)
Gain on sale of loans	3,786	—	—	3,786	—
Total non-routine noninterest income items	2,627	2,582	7,671	5,209	17,284
Core noninterest income	$ 13,107	$ 11,581	$ 12,082	$ 24,688	$ 24,379
Total noninterest expenses	$ 51,125	$ 43,625	$ 36,740	$ 94,750	$ 81,607
Less: restructuring costs (1):					
Staff reduction costs (2)	3,322	6	360	3,328	414
Digital transformation expenses	32	234	958	266	1,258
Lease impairment charge	810	—	—	810	—
Total restructuring costs	$ 4,164	$ 240	$ 1,318	$ 4,404	$ 1,672
Core noninterest expenses	$ 46,961	$ 43,385	$ 35,422	$ 90,346	$ 79,935

25

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands)	Three Months Ended, June 30, 2021	Three Months Ended, March 31, 2021	Three Months Ended, June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income (loss) attributable to Amerant Bancorp Inc.	$ 15,962	$ 14,459	$ (15,279)	$ 30,421	$ (11,897)
Plus restructuring costs before income tax effect	4,164	240	1,318	4,404	1,672
Income tax effect	(897)	(48)	(273)	(945)	(347)
Total after-tax restructuring costs	3,267	192	1,045	3,459	1,325
Less before-tax non-routine items in noninterest income:	(2,627)	(2,582)	(7,671)	(5,209)	(17,284)
Income tax effect	597	520	1,584	1,117	3,586
Total after-tax non-routine items in noninterest income	(2,030)	(2,062)	(6,087)	(4,092)	(13,698)
Core net income (loss)	**$ 17,199**	**$ 12,589**	**$ (20,321)**	**$ 29,788**	**$ (24,270)**
Basic earnings (loss) per share	$ 0.43	$ 0.38	$ (0.37)	$ 0.81	$ (0.28)
Plus: after tax impact of restructuring costs	0.09	0.01	0.03	0.10	0.03
Less: after tax impact of non-routine items in noninterest income	(0.06)	(0.06)	(0.15)	(0.12)	(0.33)
Total core basic earnings (loss) per common share	$ 0.46	$ 0.33	$ (0.49)	$ 0.79	$ (0.58)
Diluted earnings (loss) per share (3)	$ 0.42	$ 0.38	$ (0.37)	$ 0.81	$ (0.28)
Plus: after tax impact of restructuring costs	0.09	0.01	0.03	0.09	0.03
Less: after tax impact of non-routine items in noninterest income	(0.05)	(0.06)	(0.15)	(0.11)	(0.33)
Total core diluted earnings per common share	**$ 0.46**	**$ 0.33**	**$ (0.49)**	**$ 0.79**	**$ (0.58)**
Net income (loss) / Average total assets (ROA)	0.83 %	0.76 %	(0.75) %	0.80 %	(0.30) %
Plus: after tax impact of restructuring costs	0.17 %	0.01 %	0.05 %	0.09 %	0.04 %
Less: after tax impact of non-routine items in noninterest income	(0.10) %	(0.11) %	(0.30) %	(0.11) %	(0.35) %
Core net income (loss) / Average total assets (Core ROA)	**0.90 %**	**0.66 %**	**(1.00) %**	**0.78 %**	**(0.61) %**

26Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) Three Months Ended, Six Months Ended June 30, ($ in thousands, except per share amounts and percentages) June 30, 2021 March 31, 2021 June 30, 2020 2021 2020 Net income (loss) / Average stockholders' equity (ROE) 8.11% 7.47% (7.21) % 7.80% (2.82) % Plus: after tax impact of restructuring costs 1.66% 0.10% 0.49% 0.88% 0.31 % Less: after tax impact of non-routine items in noninterest income (1.03) % (1.07) % (2.87) % (1.04) % (3.25) % Core net income (loss) / Average stockholders' equity (Core ROE) 8.74% 6.50% (9.59) % 7.64% (5.76) % Efficiency ratio 77.81% 70.67% 55.60% 74.35% 59.47 % Less: impact of restructuring costs (6.34) % (0.39) % (1.99) % (3.46) % (1.21) % Plus: after tax impact of non-routine items in noninterest income 2.98% 3.07% 7.04% 3.03% 8.39 % Core efficiency ratio 74.45% 73.35% 60.65% 73.92% 66.65 % Stockholders' equity $ 799,068 $ 785,014 $ 830,198 $ 799,068 $ 830,198 Less: goodwill and other intangibles (21,969) (21,515) (21,653) (21,969) (21,653) Tangible common stockholders' equity $ 777,099 $ 763,499 $ 808,545 $ 777,099 $ 808,545 Total assets 7,532,844 7,751,098 8,130,723 7,532,844 8,130,723 Less: goodwill and other intangibles (21,969) (21,515) (21,653) (21,969) (21,653) Tangible assets $ 7,510,875 $ 7,729,583 $ 8,109,070 $ 7,510,875 $ 8,109,070 Common shares outstanding 37,563 37,922 42,159 37,563 42,159 Tangible common equity ratio 10.35% 9.88% 9.97% 10.35% 9.97 % Stockholders' book value per common share $ 21.27 $ 20.70 $ 19.69 $ 21.27 $ 19.69 Tangible stockholders' book value per common share $ 20.69 $ 20.13 $ 19.18 $ 20.69 $ 19.18

27Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) (1) Expenses incurred for actions designed to implement the Company’s strategy as a new independent company. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (2) In the second quarter of 2021, includes expenses in connection with the departure of the Company’s Chief Operating Officer and the elimination of various other support function positions, including the NYC LPO. In the fourth quarter of 2020, the Board of Directors of the Company adopted a voluntary early retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company’s effort to streamline operations and better align its operating structure with its business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which will be paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million beginning in 2021. (3) In the three and six month periods ended June 30, 2021, potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance share units (restricted stock and restricted stock units for all of the other periods shown). For the three and six month periods ended June 30, 2020, potential dilutive instruments were not included in the diluted earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. For all other periods presented, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings.

Thank you Investor Relations InvestorRelations@amerantbank.com